UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2018, Agios Pharmaceuticals, Inc. (the “Company”) announced that David P. Schenkein, M.D. will resign from the position of President and Chief Executive Officer and will assume the role of Executive Chairman, effective February 1, 2019. Jacqualyn A. Fouse, Ph.D. will be appointed as the Company’s Chief Executive Officer, effective February 1, 2019. Each of Drs. Schenkein and Fouse will continue to serve on the Company’s Board of Directors (the “Board”).

Dr. Fouse, age 57, has served as a member of the Board since December 2017. Dr. Fouse has served as Executive Chair of Dermavant Sciences, a biopharmaceutical company, since July 2017. From September 2010 until June 2017, Dr. Fouse served in various capacities at Celgene Corporation, a biopharmaceutical company, serving as Strategic Advisor to the Management Executive Committee from April 2017 to June 2017, President and Chief Operating Officer from March 2016 to March 2017, President, Hematology and Oncology from August 2014 to February 2016, Executive Vice President and Chief Financial Officer from February 2012 to July 2014, and Senior Vice President and Chief Financial Officer from September 2010 to February 2012. Prior to joining Celgene, Dr. Fouse served as Chief Financial Officer of Bunge Limited, a global agribusiness and food company, from 2007 to 2010. Prior to joining Bunge, Dr. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy at Alcon Laboratories, Inc. since 2006, and as its Senior Vice President and Chief Financial Officer since 2002. Prior to her time with Alcon she held a variety of senior leadership roles with international companies. Dr. Fouse is also a director of Incyte Corporation and Dick’s Sporting Goods, Inc. and was a director of Perrigo Company from November 2012 to April 2016 and a director of Celgene Corporation from February 2016 until June 2017. Dr. Fouse earned a B.A. and an M.A. in Economics and a Ph.D. in Finance from the University of Texas at Arlington.

There are currently no arrangements or understandings between Dr. Fouse and any other person pursuant to which Dr. Fouse will be appointed as Chief Executive Officer. There are currently no transactions in which Dr. Fouse has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Executive Officer, on August 30, 2018 the Company entered into an employee offer letter agreement with Dr. Fouse, effective February 1, 2019 (the “Fouse Offer Letter”), providing for the terms of her employment, including (i) an annual base salary of $725,000; (ii) an annual target bonus equal to 65% of her base salary; (iii) a one-time grant of an option to purchase shares of the Company’s common stock with a Black-Scholes value of $14 million, based on the closing price of the Company’s common stock on the Nasdaq Global Select Market (the “Closing Price”) on the date of grant, provided that the number of shares covered by the option shall not be equal to or greater than 0.6% of the Company’s total outstanding shares on the date of grant, with such option exercisable at a price per share equal to the Closing Price on the date of grant, which shall vest as to 25% of the underlying shares on February 1, 2020 and as to the remaining shares on a monthly basis thereafter; (iv) a one-time grant of performance share units, the number of which will be determined by dividing $2.3 million by the Closing Price on the date of grant, each unit representing a contingent right to receive one share of the Company’s common stock upon the achievement of a specified performance milestone; and (v) severance benefits in accordance with the Company’s Severance Benefits Plan. The foregoing description of the Fouse Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Fouse Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

In connection with his appointment as Executive Chairman, on August 30, 2018 the Company entered into an amended and restated employee offer letter agreement with Dr. Schenkein, effective February 1, 2019 (the “Schenkein Offer Letter”), providing for the modified terms and conditions of his employment, including (i) an annual base salary of $175,000; (ii) a pro-rated bonus in respect of the period of time in 2019 that he remains Chief Executive Officer of the Company; (iii) a one-time grant of an option to purchase shares of the Company’s common stock with a Black-Scholes value of $1.96 million, based on the Closing Price on the date of grant, exercisable at a price per share equal to the Closing Price on the date of grant, which shall vest as to 25% of the underlying shares on the first anniversary of the date of grant and as to the remaining shares on a monthly basis thereafter; (iv) a one-time grant of restricted stock units, the number of which will be determined by dividing $490,000 by the Closing Price on the date of grant, each unit representing a right to receive one share of the Company’s common stock, which shall vest in equal annual installments on the first, second and third anniversaries of the date of grant; (v) for any calendar year after 2019 during which he serves as Executive Chairman, an annual grant of equity awards with an aggregate value equal to 35% of the aggregate value of equity awards made in the ordinary course in such year to the then current Chief Executive Officer; and (vi) severance benefits in accordance with the Company’s Severance Benefits Plan, unless his employment ends for any reason effective as of either February 1, 2020 or February 1, 2021. The foregoing description of the Schenkein Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Schenkein Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Item 8.01	Other Events.

The full text of the press release announcing the Company’s entry into the Fouse Offer Letter and Schenkein Offer Letter is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

99.1	Press release issued September 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: September 5, 2018	By:	/s/ David P. Schenkein
David P. Schenkein, M.D.
President and Chief Executive Officer